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                                                                   Exhibit 10.43
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                            VOTING RIGHTS AGREEMENT

VOTING RIGHTS AGREEMENT (the "Agreement"), made as of March 15, 2000 by and among Electric Fuel Corporation, a Delaware corporation (the "Company"), Robert
S. Ehrlich and Yehuda Harats (each a "Stockholder" and collectively the "Stockholders"), Koor Industries Limited ("Koor") and Tadiran Limited ("Tadiran") (Koor and Tadiran shall be collectively referred to as the "Group")

WHEREAS, the Stockholders are holders of common stock of the Company, $0.01 par value per share (the "Common Stock"), and

WHEREAS, Koor has purchased certain Common Stock of the Company pursuant to a Share Purchase Agreement (the "Investment Agreement"), dated as of March 15 2000, made by and among the Company and Koor, and

WHEREAS, Tadiran has purchased certain Common Stock of the Company pursuant to a Share and Assets Purchase Agreement (the "Acquisition Agreement"), dated as of March 15 2000, made by and among the Company, Tadiran, Tadiran Batteries Limited and Tadiran Electric Industries Corporation.

NOW THEREFORE, in consideration of the premises and agreements set forth herein, the Stockholders agree with each other as follows:

Election of Directors.  The parties agree that until the Expiration Date (as
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defined in Section 3 below):

Each Stockholder shall vote all shares of Common Stock or other voting securities of the Company over which such Stockholder has voting control, whether directly or indirectly, and to take other necessary or desirable actions within his or its control (whether as stockholder, director or officer of the Company or otherwise, including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), so that Jonathan Kolber shall serve as member of the Company's Board of Directors, and

Each of the Group shall vote all shares of Common Stock or other voting securities of the Company over which such they have voting control, whether directly or indirectly, and to take other necessary or desirable actions within their control, so that each of Robert S. Ehrlich and Yehuda Harats shall serve as members of the Company's Board of Directors.

Assignment; Transfer of Common Stock. The obligations of each of the
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Stockholders and the Group hereunder shall remain in force and effect until the
Expiration Date with respect to Common Stock held by them at any applicable date, but shall not limit any of the Stockholders and the Group from transferring any of their Common Stock to any third party. Upon the transfer of any Common Stock by the Stockholders or the Group, such transferred Common Stock shall not be a part of the agreement hereunder and shall be free from any voting obligations.

Term of Agreement: The obligations of the parties hereof shall expire on the
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earlier of (the "Expiration Date"):

The fifth anniversary of the Closing under the Acquisition Agreement; or

Such time as Koor and Tadiran have sold in the aggregate more than 50% of the total Common Stock purchased by them collectively under the Investment Agreement and the Acquisition Agreement.
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                                     - 2 -

Such time as the Stockholders have sold in the aggregate more than 50% of the total Common Stock held by them as of the date hereof.

Filings. If required, the parties agree to promptly file with the Securities
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and Exchange Commission all requisite filings required under the Securities
Exchange Act of 1934, as amended, with respect to their ownership of Common Stock and the provisions of this Agreement.

Entire Agreement. This Agreement constitutes the entire agreement of the parties
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hereto with respect to the matters contemplated herein, and supersedes any and all prior understandings as to the subject matter of this Agreement.

General. The headings contained in this Agreement are for reference purposes
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only and shall not in any way affect the meaning or interpretation of this
Agreement. In this Agreement the singular includes the plural, the plural, the singular, the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to any conflicts or choice of law principles.

Counterparts.  This Agreement may be executed in counterparts, all of which
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together shall constitute one and the same instrument.

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                                     - 3 -

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first hereinabove set forth.


_____________________    _________________   _______________    _______________
/s/ Robert S. Ehrlich    /s/ Yehuda Harats   Tadiran Limited    Koor Industries
                                                                    Limited

                                             By: /s/            By: /s/
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_________________________
Electric Fuel Corporation
By: /s/
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